SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2019

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15 Corporate Place South, Piscataway, New Jersey 08854 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Repurchase Agreement with Related-Party Shareholders

On January 4, 2019 Hammer Fiber Optics Holdings Corp. (“the Company”) entered into Agreements with Arradis Enterprises LLC and Pointwest Group LLC related to the repurchase of the Company’s common stock as described under Item 8.01 below.

Under the terms of the Agreements the Company will repurchase 10,000,000 shares of common stock from Arradis Enterprises LLC, whose managing member Mark Stogdill is the founder and former Chief Executive Officer of the Company.  Mr. Stogdill is presently the Company’s Chief Technology Officer and member of the Board of Directors.  The Company will also repurchase 3,000,000 shares of common stock from Pointwest Group LLC, whose managing member Helen Stogdill was an early stage investor in Hammer Fiber Optic Investments Ltd, a wholly-owned subsidiary of the Company.  Ms. Stogdill is not affiliated with the Company.

Item 8.01   OTHER EVENTS

Share Repurchase Authorization

On January 4, 2019 the Board of Directors of the Company approved a one-time transaction to repurchase 13,000,000 shares of restricted Common Stock from substantial related-party shareholders pursuant to the Agreements described in Item 1.01.  The shareholders offered a buyback of a portion of their equity holdings to the Company to increase the amount of shares the Company holds in treasury.  The shares of common stock will be repurchased by the Company at $0.0001 per share.

The repurchased shares intend to be used for the purposes of effecting mergers, acquisitions, joint ventures, contractual relations and may be issued to investors under private placement agreements.

The foregoing describes certain material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that is filed as Exhibit 10.1 and 10.2 this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.Description

10.1Common Stock Repurchase Agreement, dated January 4, 2019, by and among Hammer Fiber Optics Holdings Corp. and Mark Stogdill (Managing Member of Arradis Enterprises LLC)

10.2Common Stock Repurchase Agreement, dated January 4, 2019, by and among Hammer Fiber Optics Holdings Corp. and Helen Stogdill (Managing Member of Pointwest Group LLC)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: January 8, 2019

   /s/ Erik B. Levitt

By: Erik B. Levitt

Its: CEO